                                                                 Exhibit 10.14

                          LOUISIANA-PACIFIC CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                      Amended and Restated January 1, 2000
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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I--PURPOSE; EFFECTIVE DATE...........................................1

ARTICLE II--DEFINITIONS......................................................1

  2.1 Acquiring Person.......................................................1
  2.2 Actuarial Equivalent...................................................1
  2.3 Beneficiary............................................................1
  2.4 Board..................................................................2
  2.5 Change in Control......................................................2
  2.6 Committee..............................................................3
  2.7 Compensation...........................................................3
  2.8 Corporation............................................................3
  2.9 Deferred Retirement Date...............................................3
  2.10 Disability............................................................4
  2.11 Early Retirement Date.................................................4
  2.12 Employer..............................................................4
  2.13 Final Average Compensation............................................4
  2.14 Final Compensation....................................................4
  2.15 Involuntarily Terminated..............................................4
  2.16 Normal Retirement Date................................................4
  2.17 Participant...........................................................5
  2.18 Participation Agreement...............................................5
  2.19 Qualified and Other Plan Accounts.....................................5
  2.20 Retirement............................................................5
  2.21 Spouse................................................................5
  2.22 Supplemental Retirement Benefit.......................................5
  2.23 Target Retirement Percentage..........................................5
  2.24 Years of Credited Service.............................................6
  2.25 Years of Participation................................................6

ARTICLE III--PARTICIPATION AND VESTING.......................................6

  3.1 Eligibility and Participation..........................................6
  3.2 Vesting................................................................6
  3.3 Cessation of Eligibility...............................................6

ARTICLE IV--PRERETIREMENT SURVIVOR BENEFIT...................................6

  4.1 Pretermination Survivor Benefit........................................6


                                                                             (i)
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                                TABLE OF CONTENTS

                                                                           PAGE
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ARTICLE V--SUPPLEMENTAL RETIREMENT BENEFITS..................................7

  5.1 Normal Retirement Benefit..............................................7
  5.2 Deferred Retirement Benefit............................................7
  5.3 Early Retirement Benefit...............................................8
  5.4 Early Termination Retirement Benefit...................................8
  5.5 Change in Control Benefits.............................................8
  5.6 Disability Retirement Benefit..........................................8
  5.7 Payment of Benefits....................................................9
  5.8 Accelerated Distribution...............................................9
  5.9 Excise Tax and Lost Benefit Makeup....................................10
  5.10 Withholding; Payroll Taxes...........................................10
  5.11 Payment to Guardian..................................................10

ARTICLE VI--BENEFICIARY DESIGNATION.........................................10

  6.1 Beneficiary Designation...............................................10
  6.2 Changing Beneficiary..................................................10
  6.3 Community Property....................................................11
  6.4 No Beneficiary Designation............................................11

ARTICLE VII--ADMINISTRATION.................................................12

  7.1 Committee; Duties.....................................................12
  7.2 Agents................................................................12
  7.3 Binding Effect of Decisions...........................................12
  7.4 Indemnity of Committee................................................12
  7.5 Binding Effect of Decisions...........................................12
  7.6 Indemnity of Committee................................................13

ARTICLE VIII--CLAIMS PROCEDURE..............................................13

  8.1 Claim.................................................................13
  8.2 Denial of Claim.......................................................13
  8.3 Review of Claim.......................................................13
  8.4 Final Decision........................................................13

ARTICLE IX--TERMINATION, SUSPENSION OR AMENDMENT............................14

  9.1 Termination, Suspension or Amendment of Plan..........................14


                                                                            (ii)
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                                TABLE OF CONTENTS

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                                                                           ----

ARTICLE X--MISCELLANEOUS....................................................14

  10.1 Unfunded Plan........................................................14
  10.2 Unsecured General Creditor...........................................14
  10.3 Trust Fund...........................................................14
  10.4 Nonassignability.....................................................15
  10.5 Not a Contract of Employment.........................................15
  10.6 Protective Provisions................................................15
  10.7 Terms................................................................15
  10.8 Captions.............................................................15
  10.9 Governing Law; Arbitration...........................................15
  10.10 Validity............................................................16
  10.11 Notice..............................................................16
  10.12 Successors..........................................................16


                                                                           (iii)

                         LOUISIANA-PACIFIC CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       ARTICLE I--PURPOSE; EFFECTIVE DATE

      The purpose of this Supplemental Executive Retirement Plan (the "Plan") is to provide supplemental retirement and death benefits for certain key employees of Louisiana-Pacific Corporation (the "Corporation"). It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing them with these benefits. The Plan became effective as of July 1, 1997, and is amended and restated as of January 1, 2000 as set forth herein.

                             ARTICLE II--DEFINITIONS

      For the purposes of the Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1   Acquiring Person

      "Acquiring Person" means any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that the term Acquiring Person shall not include:

            (a) Corporation or any of its Subsidiaries;

            (b) Any employee benefit plan or related trust of Corporation or any of its Subsidiaries;

            (c) Any entity holding voting capital stock of Corporation for or pursuant to the terms of any such employee benefit plan; or

            (d) Any person or group solely because such person or group has voting power with respect to capital stock of Corporation arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

2.2   Actuarial Equivalent

      "Actuarial Equivalent" means equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Corporation, using sound actuarial assumptions at the time of such determination.

2.3   Beneficiary

      "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.


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2.4   Board

      "Board" means the Board of Directors of the Corporation,

2.5   Change in Control

      A "Change in Control" shall occur upon:

            (a) The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding securities which vote generally in the election of directors ("Voting Securities"); provided, however, that for purposes of this paragraph (a), the following acquisitions will not constitute a Change in Control:

                  (i) Any acquisition directly from Corporation;

                  (ii) Any acquisition by Corporation;

                  (iii)Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation; or

                  (iv) Any acquisition by any corporation pursuant to a
            transaction that complies with clauses (i), (ii), and (iii) of paragraph (c) of this definition of Change in Control; or

            (b) During any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director during the period whose election, or nomination for election, by Corporation's shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as such term is used in Section 3(d) and 14(d) of the Exchange Act) other than the Board; or

            (c) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Corporation (a "Business Combination") in each case, unless, following such Business Combination:

                  (i) All or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common


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            stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation's assets either directly or through one (1) or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities;

                  (ii) No Person (excluding any employee benefit plan, or
            related trust, of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                  (iii) At least a majority of the members of the board of
            directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (d) Approval by the shareholders of Corporation of any plan or proposal for the liquidation or dissolution of Corporation.

2.6   Committee

      "Committee" means the Committee appointed by the Chief Executive Officer to administer the Plan pursuant to Article VII.

2.7   Compensation

      "Compensation" means base pay and annual incentives paid to a Participant during the calendar year, before reduction for amounts deferred under the Louisiana-Pacific Executive Deferred Compensation Plan or any other salary reduction program. Compensation does not include expense reimbursements, any form of noncash Compensation or benefits, group life insurance premiums, or any other payments or benefits other than normal Compensation.

2.8   Corporation

      "Corporation" means Louisiana-Pacific Corporation, a Delaware corporation, or any successor to the business thereof.

2.9   Deferred Retirement Date

      "Deferred Retirement Date" means the first day of the month coincident with or next following the Participant's severance of employment if it occurs after the Participant's Normal Retirement Date.


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2.10  Disability

      "Disability" means a physical or mental condition which, in the opinion of the Committee, prevents an employee from satisfactorily performing employee's usual duties for Employer. The Committee's decision as to Disability will be based upon medical reports and/or evidence satisfactory to the Committee. In no event shall a Disability be deemed to occur or to continue after a Participant's Normal Retirement Date.

2.11  Early Retirement Date

      "Early Retirement Date" means the date on which the Participant terminates employment if it occurs on or after the first day of the month coincidental with or next following a Participant's attainment of age fifty-five (55) and completion of five (5) Years of Participation, but prior to his Normal Retirement Date.

2.12  Employer

      "Employer" means the Corporation and any affiliated or subsidiary corporation of the Corporation which is incorporated under the laws of any state of the United States.

2.13  Final Average Compensation

      "Final Average Compensation" means the Participant's Compensation during the sixty (60) consecutive calendar months out of the last one hundred twenty
(120) months of employment with the Employer in which the Participant's Compensation is the highest divided by sixty (60).

2.14  Final Compensation

      "Final Compensation" means a Participant's base pay for the twelve (12) months prior to termination of employment with the Employer, plus the average annual incentive paid the last three (3) years, divided by twelve (12). If the Participant has not been a Participant in the Employer's annual incentive plan for three (3) full years or been an employee for a full twelve (12) months, then the preceding determination shall be adjusted pro rata.

2.15  Involuntarily Terminated

      "Involuntarily Terminated" means a Participant is discharged or resigns in response to a change in day-to-day duties, or reduction in Compensation or benefits, to a downward change of title, or to a relocation requested by Employer.

2.16  Normal Retirement Date

      "Normal Retirement Date" means the first day of the month coincident with or next following the Participant's attainment of age sixty-two (62).


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2.17  Participant

      "Participant" means any individual who is participating or has participated in the Plan as provided in Article III.

2.18  Participation Agreement

      "Participation Agreement" means the agreement filed by a Participant which acknowledges assent to the terms of the Plan.

2.19  Qualified and Other Plan Accounts

      "Qualified and Other Plan Accounts" means a Participant's (1) ESOT, ESOT Transfer, Matching, Profit Sharing and Frozen Profit Sharing Accounts under the Louisiana-Pacific Salaried 401(k) and Profit Sharing Plan, (2) accrued benefit under the Louisiana-Pacific Corporation Retirement Account Plan, (3) Supplemental Benefit Plan Account under the Louisiana-Pacific Supplemental Benefits Plan, (4) Qualified Plan Makeup Credits Account under the Louisiana-Pacific Executive Deferred Compensation Plan and (5) fifty percent (50%) of the value of his or her Employer Matching Contributions Account under the Louisiana-Pacific Executive Deferred Compensation Plan.

2.20  Retirement

      "Retirement" means a Participant's separation from employment with the Employer at the Participant's Early Retirement Date, Normal Retirement Date, or Deferred Retirement Date.

2.21  Spouse

      "Spouse" means a Participant's wife or husband who is lawfully married to the Participant at the time of the Participant's death.

2.22  Supplemental Retirement Benefit

      "Supplemental Retirement Benefit" means the benefit determined under
Article V of this Plan.

2.23  Target Retirement Percentage

      "Target Retirement Percentage" means the percentage of Final Average Compensation which will be used as a target from which other forms of retirement benefits are subtracted, as provided in Article V, to arrive at the amount of the Supplemental Retirement Benefit actually payable to a Participant. This percentage shall equal fifty percent (50%) multiplied by a fraction, the numerator of which is the Participant's Years of Credited Service, not to exceed fifteen (15), and the denominator of which is fifteen (15). The adjusted Target Retirement Percentage shall be rounded to four (4) decimal places.


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2.24  Years of Credited Service

      "Years of Credited Service" means the number of years of credited vesting service determined under the provisions of the Employer's Qualified Retirement Plan.

2.25  Years of Participation

      "Years of Participation" means the number of twelve (12) month periods the Participant has been a Participant in the Plan as set out in Section 3.1(b) of the Plan. For the initial Participants, as set out in Appendix A, Years of Participation shall be measured from January 1, 1997.

                     ARTICLE III--PARTICIPATION AND VESTING

3.1   Eligibility and Participation

            (a) Eligibility. Eligibility to participate in the Plan shall be limited to those employees who are designated by the Committee.

            (b) Participation. An employee's participation in the Plan shall be effective upon notification of the employee of his status as a Participant by the Committee. Participation in the Plan shall continue until such time as the Participant terminates employment with the Employer, and as long thereafter as the Participant is eligible to receive benefits under this Plan.

3.2   Vesting

      Each Participant shall be one hundred percent (100%) vested in benefits under this Plan after completing five (5) Years of Participation in the Plan. The preceding notwithstanding, each Participant shall be one hundred percent (100%) vested in benefits under this Plan upon death, Disability or a Change in Control.

3.3   Cessation of Eligibility

      Notwithstanding Section 3.1(b) of this Plan, if a Participant ceases to be designated by the Committee as eligible to participate in the Plan, by reason of a change in employment status or otherwise, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant's interest in such benefits as of the date designated by the Committee.

                   ARTICLE IV--PRERETIREMENT SURVIVOR BENEFIT

4.1   Pretermination Survivor Benefit

      If a Participant dies while employed by the Employer, the Employer shall pay a supplemental survivor benefit to the Participant's Spouse. The amount of this benefit shall be equal to one-half (1/2) of the monthly accrued Supplemental Retirement Benefit payable monthly for the life of the Spouse.


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                   ARTICLE V--SUPPLEMENTAL RETIREMENT BENEFITS

5.1   Normal Retirement Benefit

      If a Participant retires on their Normal Retirement Date, the Employer shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the Target Retirement Percentage multiplied by the Participant's Final Average Compensation, less

            (a) Fifty percent (50%) of the Participant's primary Social Security benefit determined at age sixty-two (62), and

            (b) An amount equal to the Participant's Qualified and Other Plan Accounts balances converted to a monthly life annuity. Such conversion shall be at the PBGC immediate annuity rate;

times the vesting percentage determined under Section 3.2 of this Plan.

5.2   Deferred Retirement Benefit

      If a Participant retires at a Deferred Retirement Date, the Employer shall pay to the Participant a Supplemental Retirement Benefit calculated pursuant to
Section 5.1, except that 5.1(a) and 5.1(b) shall be measured at the Participant's date of termination.

5.3   Early Retirement Benefit

      If a Participant retires at an Early Retirement Date, the Employer shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the Target Retirement Percentage multiplied by the Participant's Final Average Compensation, less

            (a) Fifty percent (50%) of the Participant's primary Social Security benefit projected to be paid at age sixty-two (62) based on the then current law and assuming no future increases in Compensation, and

            (b) An amount equal to the Participant's Qualified and Other Plan Accounts balances at termination converted to a life annuity using the PBGC immediate annuity rate;

times the vesting percentage determined under Section 3.2 of this Plan.

      If a Participant retires with the approval of the Committee, the above Early Retirement Benefit shall be reduced by three percent (3%) for each year by which the benefit commencement date precedes the Participant's sixty-second
(62nd) birthday (prorated for partial years on a monthly basis). If a Participant retires without the approval of the Committee, the above Early Retirement Benefit shall be reduced by five percent (5%) for each year by which the benefit commencement date precedes the Participant's sixty-second (62nd) birthday (prorated for partial years on a monthly basis). For Participants who retire without approval of the Committee, this benefit shall be further reduced by a fraction equal to the Participant's Actual Years of Service at termination over Years of Service the Participant would have had at age sixty-two (62).


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The Participant may elect to delay the receipt of Early Retirement benefits if the election is filed ninety (90) days before termination. Benefits may not be delayed beyond age sixty-five (65).

5.4   Early Termination Retirement Benefit

      If a Participant terminates employment prior to Early Retirement, the Employer shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the product of (a) times (b) times (c) where:

            (a) is an amount equal to the Target Retirement Percentage multiplied by the Participant's Final Average Compensation, less

                  (i) Fifty percent (50%) of the Participant's primary Social
            Security benefit determined at age sixty-two (62), and

                  (ii) An amount equal to the Qualified and Other Plan Accounts balances at age sixty-two (62) converted to life annuity using the PBGC immediate annuity rate;

            (b) is the vesting percentage determined under Section 3.2 of this Plan; and

            (c) is a fraction equal to the Participant's Years of Service at termination over Years of Service the Participant would have had at age sixty-two (62).

5.5   Change in Control Benefits

      If a Participant is Involuntarily Terminated within thirty-six (36) months of a Change in Control, such Participant shall be granted two (2) extra Years of Service under the Plan, and the greater of Final Compensation or Final Average Compensation shall be used in determining the Participant's benefit. For such Involuntarily Terminated Participants, benefits shall be payable at the later of age fifty-five (55) or their date of termination. Such benefit shall be calculated pursuant to Section 5.3 and as if the Participant Retired with the approval of the Committee. In Section 5.3(b), the measurement date of the Qualified and Other Plan Accounts balances shall be the date benefits commence.

5.6   Disability Retirement Benefit

      If a person terminates employment prior to Normal Retirement as a result of Disability, the Employer shall pay to the Participant a Supplemental Retirement Benefit commencing at the Participant's Normal Retirement Date equal to the amount the Participant would have received at such time under the Normal Retirement provisions of this Article. For purposes of this calculation, Years of Credited Service and Years of Participation shall continue to accrue during the period of Disability and the Participant's Final Average Compensation shall be based only on the amounts earned during the sixty (60) months prior to Disability if this provides the Participant with a greater benefit.


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5.7   Payment of Benefits

            (a) Form of Benefit Payments. The normal form of benefit payment shall be a life annuity. Any other form of benefit elected by the Participant shall be the Actuarial Equivalent to a life annuity. At the time of enrollment the Participant shall elect the form of benefit payment. The form of benefit payments available to the Participant shall be:

                  (i)   Life Annuity.

                  (ii)  10-Year Certain and Life.

                  (iii) 50% Joint and Survivor.

                  (iv)  100% Joint and Survivor.

      Participants may amend their form of benefit election by filing a change form with the Committee at least ninety (90) days before termination of employment.

            (b) Commencement of Benefit Payments. The Supplemental Retirement Benefits payable to a Participant under the Normal and Deferred Retirement provisions of this Article shall commence within thirty (30) days of the Participant's termination of employment. The Early Retirement Benefit payable to a Participant shall commence within thirty (30) days of Participant's termination. However, the Participant may elect to delay the commencement of the benefit if such election is made at least ninety (90) days prior to termination (may not be delayed beyond sixty-second (62nd) birthday). The Supplemental Retirement Benefits payable to a Participant under the Early Termination or Disability provisions of this Article shall commence within thirty (30) days of the Participant attaining age sixty-two (62).

5.8   Accelerated Distribution

      Notwithstanding any other provision of the Plan, at any time a Participant shall be entitled to receive, upon written request to the Committee, a lump-sum distribution of the Actuarial Equivalent of the Participant's unpaid vested accrued benefits under this Plan on the date on which the Committee receives the written request. The vested accrued benefit for active Participants shall be calculated assuming the Participant had terminated without permission on the date the distribution is requested. Each accelerated distribution shall be subject to a penalty equal to ten percent (10%) of the amount that would otherwise be distributed, and that amount shall be forfeited by the Participant. The amount payable under this section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Committee from the Participant. In the event a Participant requests and obtains an accelerated distribution under this section and remains employed by the Employer, participation will cease and there will be no future benefit accruals under this Plan for a period of one (1) year.


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5.9   Excise Tax and Lost Benefit Makeup

      If as a result of participating in the Plan the Participant is required to pay additional excise tax under Section 4999 of the Internal Revenue Code ("IRC"), or receives a smaller benefit from any other Employer plan as a result of any IRC Section 280G Golden Parachute limitations, then a makeup amount shall be payable from the Plan. This amount shall be equal to the amount of Section 4999 excise tax payable and any lost benefit from other Employer Plans due to IRC Section 280G Golden Parachute limitation, as a result of participation in the Plan, plus any excise tax and income taxes payable due to this payment. The Corporation and Participant shall cooperate in good faith in making such determination and in providing the necessary information for this purpose.

5.10  Withholding; Payroll Taxes

      The Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant's wages for the federal or any state or local government. However, a Beneficiary may elect not to have withholding for federal income tax purposes pursuant to Section 3405 of the Internal Revenue Code, or any successor provision.

5.11  Payment to Guardian

      If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and the Employer from all liability with respect to such benefit.

                       ARTICLE VI--BENEFICIARY DESIGNATION

6.1   Beneficiary Designation

      Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of his death prior to complete distribution to Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime.

6.2   Changing Beneficiary

      Subject to Section 6.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed. If a Participant's Compensation is community property,


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

any Beneficiary designation shall be valid or effective only as permitted by applicable law.

6.3   Community Property

      If the Participant resides in a community property state, the following rules shall apply:

            (a) Designation by a married Participant of a Beneficiary other than the Participant's Spouse shall not be effective unless the Spouse executes a written consent that acknowledges the effect of the designation, or it is established the consent cannot be obtained because the Spouse cannot be located.

            (b) A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's Spouse as provided for in Section 6.3(a) by the filing of a new designation with the Committee.

            (c) If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

                  (i) If the Participant is married at the time of death but was unmarried when the designation was made, the designation shall be void unless the Spouse has consented to it in the manner prescribed in Section 6.3(a).

                  (ii) If the Participant is unmarried at the time of death but was married when the designation was made:

                        A) The designation shall be void if the Spouse was named
                  as Beneficiary unless Participant had submitted a change of beneficiary listing the former Spouse as the beneficiary.

                        B) The designation shall remain valid if a non-Spouse
                  Beneficiary was named.

                  (iii) If the Participant was married when the designation was made and is married to a different Spouse at death, the designation shall be void unless the new Spouse has consented to it in the manner prescribed above.

6.4   No Beneficiary Designation

      In the absence of an effective Beneficiary Designation, or if all designated Beneficiaries predecease the Participant or dies prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the person in the first of the following classes in which there is a survivor:

            (a)   the surviving Spouse;


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

            (b) the Participant's children, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

            (c) the Participant's estate.

                           ARTICLE VII--ADMINISTRATION

7.1   Committee; Duties

      The Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Chief Executive Officer and which may include the CEO as a member. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under the Plan.

7.2   Agents

      The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

7.3   Binding Effect of Decisions

      The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4   Indemnity of Committee

      The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct.

7.5   Binding Effect of Decisions

      The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.


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

7.6   Indemnity of Committee

      The Employer shall indemnify and hold harmless the members of the Committee and the against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

                         ARTICLE VIII--CLAIMS PROCEDURE

8.1   Claim

      Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing within thirty
(30) days.

8.2   Denial of Claim

      If the claim or request is denied, the written notice of denial shall state:

            (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

            (b) A description of any additional material or information required and an explanation of why it is necessary.

            (c) An explanation of the Plan's claim review procedure.

8.3   Review of Claim

      Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4   Final Decision

      The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty
(120) days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.


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

                ARTICLE IX--TERMINATION, SUSPENSION OR AMENDMENT

9.1   Termination, Suspension or Amendment of Plan

      The Corporation may at any time terminate, suspend or amend the Plan in whole or in part; provided, however, that any such termination or suspension, or any amendment that would materially change the benefits provided under the Plan, shall be subject to the prior approval of the Compensation Committee of the Board. Provided, further, that no such action shall be effective to decrease or restrict the accrued benefit of any Participant as of the date of such action.

                            ARTICLE X--MISCELLANEOUS

10.1  Unfunded Plan

      The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. In the event of such termination, all ongoing Deferral Commitments shall terminate, no additional Deferral Commitments will be accepted by the Committee, and the amount of each Participant's vested Account balance shall be distributed to such Participant at such time and in such manner as the Committee, in its sole discretion, determines.

10.2  Unsecured General Creditor

      In the event of Employer's insolvency, Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer. In that event, any and all of the Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer's obligation under the Plan shall be that of an unfunded and unsecured promise of the Employer to pay money in the future.

10.3  Trust Fund

      The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Employer may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further


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

obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

10.4  Nonassignability

      Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5  Not a Contract of Employment

      The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his or her Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

10.6  Protective Provisions

      A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

10.7  Terms

      Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.8  Captions

      The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.9  Governing Law; Arbitration

      The provisions of the Plan shall be construed and interpreted according to the laws of the State of Oregon. Any dispute or claim that arises out of or that relates to the


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

Plan or to the interpretation, breach, or enforcement of the Plan, must be resolved by mandatory arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

10.10 Validity

      In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.11 Notice

      Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.12 Successors

      The provisions of the Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

                                         LOUISIANA-PACIFIC CORPORATION


                                          By: /s/ Michael J. Tull
                                             ------------------------------
                                             Vice President, Human Resources


                                          By: /s/ Anton C. Kirchhof
                                             ------------------------------
                                             Secretary

                                          Dated: March 1, 2000


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